NEWS

FOR IMMEDIATE RELEASE

CONTACT:

Stephen D. Axelrod, CFA (Investors)

Melvin Gagerman, Chairman and CEO	Alisa Steinberg (Media)
Aura Systems, Inc.	Wolfe Axelrod Weinberger Associates, LLC
310-643-5300 x171	212-370-4500
mgagerman@aurasystems.com	steve@wolfeaxelrod.com

alisa@wolfeaxelrod.com

Aura’s CEO Releases Letter to Shareholders

EL SEGUNDO, Calif. – September 8, 2008 – Aura Systems, Inc. (AUSI) today announced that its Chairman and CEO Mr. Melvin Gagerman has released a letter to stockholders, which is available on the company's website. The letter is also available as an 8-K filing by the Company with the SEC.

Recently, the Company started shipping its Oasis all electric mid size truck refrigeration system powered by the AuraGen. Since last May the Company has been shipping its 8 kW AuraGen for hybrid applications and more recently the Company has installed its first test AuraGen system for truck electrification application in conjunction with a major automotive parts supplier. The U.S. Navy has recently verified and tested Aura’s AuraGen in a 16 kW single 240VAC circuit, which in addition to military applications provide the Company with the capabilities to address the large trailer refrigeration market.

For more information, see the Company's website http://www.aurasystems.com.

Safe Harbor Statement

Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the future growth and success of the Company's technology and products, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section "Risk Factors" in the Company’s Annual Report on Form 10-K for the period ended February 29, 2008, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing this information as of this date and assumes no obligations to update this information or revise any forward-looking statements, whether as a result of new information, future events or otherwise."